Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of Advanced Switching Communications, Incorporated (the “Company”) on Form S-8 No. 333-48558 and Form S-8 No. 333-58590 of our report dated March 13, 2002, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
March 18, 2002